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                                                                   EXHIBIT 10.13


                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT is dated April 7, 1998, between MARINEMAX, INC., a Delaware corporation ("Company"), and NATIONSCREDIT DISTRIBUTION FINANCE, INC., a North Carolina corporation with its principal place of business at 3350 Cumberland Circle, Suite 1000, Atlanta, Georgia 30339 ("Lender").

                                   WITNESSETH:

         WHEREAS, Company has requested a credit facility up to $105,000,000 from Lender, and Lender has agreed to provide such facility on the terms set forth herein;

         NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.01 DEFINITIONS. As used in this Agreement, the following terms have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms):

         "Account" means accounts, receivables, chattel paper and other rights to payment arising from the sale or lease of goods or provision of services in the ordinary course of business, including all amounts payable by, and rights and claims against, any manufacturer or vendor of Inventory, such as volume purchase discounts, advertising rebates, price protection, warranty work, incentives and credits.

         "Advance" means an advance made by Lender to Company pursuant to
Section 2.01 hereof.

         "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person.

         "Approved Vendor" means a manufacturer or vendor that is (a) requested by Company to Lender, in writing, for establishment of a direct floorplan funding arrangement under this Agreement, and (b) approved by Lender.

         "Borrowing Base" means the sum of the following for Company and its Subsidiaries, determined on a consolidated basis: (a) the lesser of $105,000,000 or the sum of (i) 100% of the cost (including freight charges) of Eligible New Inventory that is aged less than 366 days from date of delivery to Company or its Subsidiary, plus (ii) 90% of the cost (including freight charges) of Eligible New Inventory that is aged more than 365 days, but not more than 730 days, from date of delivery to Company or its Subsidiary, (b) the lesser of $25,000,000 or the sum of (i) 80% of NADA Wholesale Value of Eligible Used Inventory that has been held by Company or its Subsidiaries for not more than 180 days, plus (ii) 72% of the NADA Wholesale Value of Eligible Used Inventory that has been held by Company or its Subsidiaries for more than 180 days, but not more than 365 days, (c) the lesser of $15,000,000 or 75% of the cost (excluding freight charges) of Eligible Parts Inventory, plus (d) the lesser of $25,000,000 or 80% of the net book value of Eligible Accounts.

         "Borrowing Base Certificate" means a certificate in the form of Exhibit A hereto (as modified with the consent of Lender from time to time), in form and detail satisfactory to Lender.

         "Business Day" means a day of the year on which banks are open for business in Atlanta, Georgia.

         "Capital Lease" means any capital lease or sublease, as defined in accordance with GAAP.
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         "Change in Control" means an acquisition by any person or entity of more than 5.0% of the beneficial ownership of the voting stock of Company, except acquisitions (a) effected as part of the IPO, (b) by Richard Bassett, Louis DelHomme, William H. McGill, Jr., Jerry Marshall, Richard C. LaManna, or any of their family members or trusts, (c) by Brunswick Corporation, or any of its Subsidiaries, or (d) consummated after receipt of Lender's prior written consent, which shall not be unreasonably withheld.

         "Collateral" has the meaning set forth in Section 4.01 hereof.

         "Committed Advance" means an unfunded approval that has been issued to an Approved Vendor by Lender, pursuant to which Lender commits to fund Company's or its Subsidiary's obligations under a purchase order submitted by Company or the Subsidiary to such Approved Vendor.

         "Commitment" means $105,000,000.

         "Company" means MarineMax, Inc., a Delaware corporation.

         "Compliance Certificate" means a certificate of an officer of Company acceptable to Lender, and in form and substance satisfactory to Lender, (a) certifying that such officer has no knowledge that a material Default or material Event of Default has occurred and is continuing, or if a material Default or material Event of Default has occurred and is continuing, a statement as to the nature thereof and the action being taken or proposed to be taken with respect thereto, and (b) setting forth detailed calculations with respect to the covenants described in Section 6.01(a), (b) and (c) hereof.

         "Consolidated Collateral" means the following assets of Company and its Subsidiaries, whether now owned or hereafter acquired and wherever located: (a) all Accounts; (b) all Inventory; (c) all other goods, equipment, fixtures and furniture; and (d) all insurance policies and proceeds relating to the foregoing; all books and records relating to the foregoing; and all proceeds and products of the foregoing.

         "Contingent Liability" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of another in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or any security for the payment of thereof, (b) to purchase Property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation.

         "Current Ratio" means the ratio, calculated for Company and its Subsidiaries on a consolidated basis, of (a) cash plus accounts receivable plus inventory plus prepaid expenses, as defined in accordance with GAAP, to (b) current liabilities determined in accordance with GAAP.

         "Debt" means all obligations, contingent or otherwise, which in accordance with GAAP should be classified on the balance sheet as liabilities,and in any event including Capital Leases, Contingent Liabilities that are required to be disclosed and quantified in notes to financial statements in accordance with GAAP, and liabilities secured by any Lien on any Property, regardless of whether such secured liability is with or without recourse.

         "Default" means any event specified in Section 7.01 hereof, for which any requirement for the giving of notice or lapse of time has not yet been satisfied.

         "Eligible Account" means an Account of Company or its Subsidiaries that:

         (a) constitutes amounts payable by a vendor or manufacturer of Inventory for returns, volume purchase discounts, advertising rebates, price protection, warranty work, incentives, credits or similar items, or is any other Account approved by Lender from time to time;


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         (b)      is subject to a perfected, first priority Lien in favor of
                  Lender, free from any other Lien;

         (c) has not remained unpaid more than 90 days, and can be confirmed with the vendor or manufacturer by Lender;

         (d) when aggregated with all other Accounts payable by the Account obligor (excluding Brunswick Corporation and its Subsidiaries), does not exceed 5% of total Accounts, unless Lender has specifically approved the concentration level for such obligor;

         (e) is not owing by an Account obligor located or otherwise resident outside the United States;

         (f) is not payable by an Account obligor who has suspended business, has made an assignment for the benefit of creditors, is insolvent, or is the subject of a voluntary or involuntary proceeding under any bankruptcy law or other law for the relief of debtors;

         (g) is not subject to any material condition, contingency, allowance, defense, dispute, off-set or counterclaim; and

         (h) otherwise constitutes collateral reasonably acceptable to Lender for borrowing purposes.

         "Eligible New Inventory" means Inventory of Company or its Subsidiaries that (a) is subject to a perfected, first priority Lien in favor of Lender, free from any other Lien other than those acceptable to Lender in its sole discretion, (b) is located at Company's or its Subsidiaries' facilities, or was delivered to a retail purchaser within the last six business days, or was delivered within the last 10 business days under a purchase agreement for a lease transaction, (c) does not constitute Used Inventory or Eligible Parts Inventory, and (d) otherwise constitutes collateral reasonably acceptable to Lender for borrowing purposes.

         "Eligible Parts Inventory" means Inventory of Company or its Subsidiaries that (a) consists of parts and accessories for boats and trailers,
(b) is subject to a perfected, first priority Lien in favor of Lender, free from any other Lien other than those acceptable to Lender in its sole discretion, (b) is located at any of Company's or its Subsidiaries' facilities, (c) does not constitute Eligible New Inventory or Used Inventory, and (d) otherwise constitutes collateral reasonably acceptable to Lender for borrowing purposes.

         "Eligible Used Inventory" means Used Inventory that (a) is subject to a perfected, first priority Lien in favor of Lender, free from any other Lien other than those acceptable to Lender in its sole discretion, (b) is located on Company's or its Subsidiaries' facilities, or was delivered to a retail purchaser within the last six business days, or was delivered within the last 10 business days under a purchase agreement for a lease transaction, (c) does not constitute Eligible New Inventory or Eligible Parts Inventory, and (d) otherwise constitutes collateral reasonably acceptable to Lender for borrowing purposes.

         "Environmental Law" means any Law or other authorization or requirement of any Governmental Body relating to actual or threatened emissions, discharges or releases of pollutants, contaminants, or hazardous or toxic materials, or otherwise relating to pollution or the protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder, as from time to time in effect.

         "Event of Default" means any of the events specified in Section 7.01 of this Agreement, provided any requirement for the giving of notice or lapse of time has been satisfied.

         "Fixed Charges Coverage Ratio" means the ratio, calculated for Company and its Subsidiaries on a consolidated basis, of (a) pre-tax net income plus interest expense, to (b) interest expense plus amounts paid or scheduled to be paid on funded debt (excluding revolving loans owing hereunder) and Capital Leases, all determined in accordance with GAAP. This ratio shall be measured for the most recent 12 month period (determined during the first fiscal year on an annualized basis from the date of the IPO).

         "GAAP" means generally accepted accounting principles applied on a consistent basis.


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         "Governmental Body" means any governmental official, or state, commonwealth, federal, foreign, territorial, or other court or governmental body, including any subdivision, agency, department, commission, board, bureau or instrumentality.

         "Guaranties" means the guaranties delivered to Lender by Guarantors, as amended or modified from time to time with Lender's written consent.

         "Guarantor" means any of the Individual Guarantors (unless they have been released pursuant to Section 6.01(d) hereof) or Subsidiary Guarantors.

      "Hazardous Materials" means any substances or materials subject to any Environmental Law, including without limitation materials listed in 49 C.F.R.
Section 172.101, hazardous waste as defined in the Clean Water Act, 33
U.S.C. Section 1251 et seq., the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.., the Resource Conservation Recovery Act, 42 U.S.C. Section 6901 et seq. or the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.., explosive or radioactive materials, hazardous or toxic wastes or substances, petroleum or petroleum distillates, asbestos or material containing asbestos, or any other materials or substances designated as hazardous or toxic under any federal, state or local Law.

         "Individual Guarantors" means Richard R. Bassett, Louis R. DelHomme, Jr., William H. McGill, Jr., Jerry Marshall and Richard C. LaManna, Jr., until their guaranties are released pursuant to Section 6.01(d) hereof.

         "Interest Payment Date" means the 15th day of each calendar month, commencing April 15, 1998.

         "Inventory" means inventory and goods held for sale or lease in the ordinary course of business, raw materials, work in process, and materials used or consumed in the business; returned and repossessed goods; replacements and substitutions therefor; and parts, additions and accessions relating thereto.

         "Investment" means any acquisition of all or substantially all assets of any Person, or any acquisition of, or beneficial interest in, partnership or membership interests, capital stock or other securities of any Person, or any advance or capital contribution to or other investment in any Person (except advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business).

         "IPO" means an initial public offering of Company's common stock that, when aggregated with any amounts contributed by Brunswick Corporation, results in at least $50,000,000 of net proceeds contributed to Company.

         "Law" means any law, regulation, order or decree of any Governmental Body.

         "Lender" means NationsCredit Distribution Finance, Inc., a North Carolina corporation.

         "Leverage Ratio" means the ratio, calculated for Company and its Subsidiaries on a consolidated basis, of total liabilities determined in accordance with GAAP, to Tangible Net Worth.

         "LIBOR" means the 90 day London Interbank Offered Rate published in the Eastern Edition of the Wall Street Journal on the last business day of Lender's accounting month, effective for the next accounting month.

         "License" means any license, permit or other authorization by any Governmental Body or third Person necessary or appropriate for Company or any of its Subsidiaries to own or operate their businesses or Properties.

         "Lien" means any security interest, lien, pledge, encumbrance, charge or adverse claim of any kind, including without limitation any agreement to give or not to give any lien, or any conditional sale or other title retention agreement.

         "Litigation" means any proceeding, claim or investigation by or before any Governmental Body.


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         "Loan Papers" means this Agreement, the Guaranties, and all financing statements, certificates, instruments and agreements delivered by any Person hereunder, as they are modified or extended in accordance with their terms.

         "Material Adverse Change" means a material and adverse change in Company's and its Subsidiaries' financial condition, Properties or business operations, taken as a whole.

         "NADA Wholesale Value" means the wholesale value published in the most recent NADA Small Boat Appraisal Guide, but if no wholesale value is available for the boat in such guide, then it shall be the wholesale value published in the most recent BUC Used Boat Price Guide.

         "Operating Lease" means any operating lease or sublease, as defined in accordance with GAAP.

         "Person" means an individual, partnership, joint venture, corporation, limited liability company, trust, Governmental Body, association, unincorporated organization or other entity.

         "Plan" means any single employer plan, multiple employer plan or multi-employer plan, within the meaning of ERISA, established by Company or any of its Subsidiaries, or otherwise maintained at any time for any of Company's and its Subsidiaries' employees.

         "Property" means all types of real, personal, tangible or intangible property.

         "Retail Paper" means chattel paper and other instruments arising from Company's or any of its Subsidiaries' sale or lease of goods or provision of services in the ordinary course of business.

         "Rights" means rights, remedies, powers and privileges.

         "Solvent" means, with respect to any Person, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities (including Contingent Liabilities) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small capital.

         "Subsidiary" means, as to any Person, any corporation or limited liability company at least 50% of whose securities having ordinary voting power (other than securities having such power only by reason of happening of a contingency) are owned by such Person, or one or more Subsidiaries of that Person, or a combination thereof.

         "Subsidiary Guarantor" means each Subsidiary of Company that has delivered a guaranty to Lender of Company's obligations hereunder.

         "Tangible Net Worth" means, calculated for Company and its Subsidiaries on a consolidated basis, shareholders' equity determined in accordance with GAAP, minus items treated as intangibles under GAAP, amounts owing by any employee, officer or other affiliate, and any other asset that cannot be identified as tangible to Lender's satisfaction.

         "Taxes" means all taxes, assessments, fees or other charges imposed by any Law or Governmental Body.

         "Termination Date" means April 1, 01.

         "Used Inventory" means Inventory of Company or its Subsidiaries that has been (a) previously sold at retail, (b) registered, documented or titled in any state or jurisdiction, (c) purchased or acquired by Company or its Subsidiaries from a source other than the manufacturer, or (d) held by Company or its Subsidiaries for more than


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two years (and in the case of Inventory covered by this clause (d), then Company and its Subsidiaries shall be deemed to have held such Inventory as "Used Inventory" only from such two year date onward).

                                   ARTICLE II
                                    ADVANCES

         2.01.    ADVANCES.

         (a) Lender shall, subject to the terms and conditions set forth herein, make Advances to Company from time to time until the Termination Date, to fund Company's and its Subsidiaries' acquisition of Inventory and for general working capital and operational purposes. Company may borrow, repay and reborrow in accordance with this Agreement. In no event may total outstanding Advances, plus all Committed Advances, exceed the Commitment.

         (b) Company may use the proceeds of Advances to fund its and its Subsidiaries' acquisition of Inventory, for its and its Subsidiaries' working capital purposes and for other purposes satisfactory to Lender. No more than $10,000,000 (unless real estate is pledged to Lender's satisfaction) may be outstanding at any time for Advances used by Company for other working capital purposes.

         (c) Lender will send Company statements from time to time listing the amount of each Advance. If Company does not agree with a statement, it must immediately notify Lender in writing of the objections. Company's failure to notify Lender of an objection within 10 business days shall constitute an acceptance of the statement.

         (d) In lieu of a promissory note or other instrument evidencing the indebtedness hereunder, Lender will maintain records reflecting Company's outstanding indebtedness. Failure to make notation of any Advance, however, will not affect the obligations of Company. Entries in such records will be presumed correct, absent manifest error.

         2.02. MAKING ADVANCES. Company shall notify Lender at least one Business Day prior to any proposed Advance; such notification may be oral, but must be confirmed by telecopy or in writing by the date of the Advance. An Approved Vendor may contact Lender directly for approvals constituting Committed Advances, and Lender will disburse the proceeds of Advances under such approvals directly to the vendor. Other Advances will be disbursed to Company to an account or address specified by it. Lender may assume that the proceeds of Advances are being used by Company to acquire Inventory, unless Company notifies Lender to the contrary at the time that the Advance is being made. Each date of borrowing must be a Business Day.

         2.03.    PREPAYMENT AND REPAYMENT OF ADVANCES.

         (a) Company may terminate the Commitment, upon 30 days prior written notice to Lender, and on the date specified for termination of the Commitment, all outstanding Advances, accrued interest and charges, and other amounts owing to Lender will be due and payable in full.

         (b) Any Advance used to pay the settlement fee under Company's settlement agreement with Brunswick Corporation will be due and payable 180 days after the Advance is made. At Company's request, and with Lender's approval, such Advance may be converted to a term loan on its due date, with the rates and terms to be mutually agreed upon at such time. On the Termination Date, Company shall repay all outstanding Advances, accrued interest and charges, and all other amounts owing to Lender.

         (c) In no event may the amount of outstanding Advances used for the acquisition of Inventory (including Committed Advances for which Company has received the applicable Inventory) exceed the current Borrowing Base. Concurrently with delivery of each Borrowing Base Certificate hereunder, Company shall repay a principal amount of Advances equal to any such excess.


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         2.04. INTEREST ON ADVANCES. Advances shall bear interest at a per annum rate equal to LIBOR plus 1.25%. Accrued interest is due and payable on each Interest Payment Date. During the existence of an Event of Default, at the option of Lender, amounts owing hereunder shall bear interest at a per annum rate equal to LIBOR plus 4.25%, due and payable on demand.

         2.05. COMPUTATIONS AND MANNER OF PAYMENTS. Interest will be calculated on a simple interest basis for a year of 360 days, based on actual days elapsed. If any payment is due on a date that is not a Business Day, the due date will be extended to the next Business Day. Lender may, at any time and without notice to Company, apply monies received in payment of Company's obligations in such order of application as Lender shall determine. All payments shall be made in United States dollars and without set-off, counterclaim or other defense. Company specifically agrees that it will not delay payment of any obligations to Lender, or assert any defense or set-off with respect to said obligations, on account of a dispute between Company or one of its Subsidiaries and the vendor or manufacturer of any Inventory.

                                   ARTICLE III
                              CONDITIONS PRECEDENT

         3.01. CONDITIONS PRECEDENT TO EFFECTIVENESS. The effectiveness of this Agreement is subject to fulfillment of the following conditions precedent:

         (a) Lender shall be satisfied, in its sole discretion, with Company's and each Guarantor's financial condition, Properties, business, affairs or prospects as of the effective date.

         (b) Company shall have executed and delivered to Lender all of Company's Loan Papers, in form and substance satisfactory to Lender. Each Guarantor shall have delivered his or its Guaranty, in form and substance satisfactory to Lender.

         (c) Company and its Subsidiaries shall have delivered such financing statements and lien filings as Lender shall request to record and perfect the Liens granted to Lender under the Loan Papers. Lender shall have received such UCC and Lien search reports as it shall deem appropriate to evidence that its Liens on the Consolidated Collateral are first priority Liens, subject only to other Liens acceptable to Lender in its sole discretion.

         (d) Lender shall have received a certificate of a duly authorized officer of Company, certifying that (i) no Default or Event of Default exists,
(ii) the representations and warranties set forth in Article V hereof are true and correct in all material respects, (iii) Company has complied with all agreements and conditions to be complied with by it under the Loan Papers by such date, (iv) the attached copies of the settlement agreement with and related promissory note in favor of Brunswick Corporation are true and complete, without amendment, and are in full force and effect, and (v) an attached copy of Company's Form S-1 Registration Statement is true and complete, without amendment except as shown, and reflects all filings made with the Securities and Exchange Commission in connection with Company's IPO.

         (e) Lender shall have received a certificate of the secretary or member, as applicable, of each of Company and its Subsidiaries, certifying (i) that attached copies of its articles of incorporation, bylaws or other organizational documents are true and complete, and in full force and effect, without amendment except as shown, (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Papers is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified, or revoked, and constitute all resolutions adopted with respect to this loan transaction, and (iii) to the incumbency, name and signature of each officer or representative authorized to sign the Loan Papers on behalf of the entity. Lender may conclusively rely on this certificate until it is otherwise notified by Company in writing.

         (f) Lender shall have received an opinion of counsel to Company and Guarantors (i) that Company has full power and authority to execute and deliver its Loan Papers; (ii) that the Loan Papers constitute the legal,


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valid and binding respective obligations of Company and Guarantors, enforceable in accordance with their terms; and (iii) as to such other matters, and otherwise in form and substance, satisfactory to Lender.

         (g) Lender shall have received evidence of insurance as required under Sections 4.03 and 6.09 hereof. Lender shall have received a copy of Company's settlement agreement with Brunswick Corporation, providing for a waiver of the change of control provisions with respect to the merger of the founding dealerships.

         (h) The merger of the founding dealerships into wholly-owned Subsidiaries of Company shall have been completed without material deviation from the pro-forma financial statements previously delivered to Lender.

         (i) Lender shall have received copies of all appraisals and environmental assessments that have been performed with respect to Company's and its Subsidiaries' real estate, and such appraisals and environmental assessments shall be in form and substance satisfactory to Lender.

         (j) Lender shall have received evidence satisfactory to it that Company and each of its Subsidiaries is duly organized, validly existing and in good standing in its jurisdiction of organization, and is duly qualified and in good standing in all other appropriate jurisdictions.

         (k) All proceedings of Company and its Subsidiaries taken in connection with the transactions contemplated hereby, and all documents incidental thereto, shall be satisfactory in form and substance to Lender. Lender shall have received copies of all documents or other evidence that it may reasonably request in connection with such transactions.

         3.02. REQUESTS FOR ADVANCES. Each request for an Advance and each funding of an Advance by Lender (including the disbursement of an Advance directly to an Approved Vendor) shall constitute a representation by Company that on each of the dates of the request and funding, the following are true:

         (a) the representations and warranties contained in Article V hereof are true and correct in all material respects on such date, as though made on and as of such date, and

         (b) no event has occurred or exists, or would result from such Advance, that could constitute a Default or Event of Default.

Lender may condition any Advance upon Lender's receipt, in form and substance acceptable to it, of such other information as it may deem necessary or appropriate. Notwithstanding the foregoing, even if the foregoing conditions are not satisfied on the applicable disbursement date, Lender may fund a Committed Advance that was committed when such conditions were satisfied, without being deemed to have waived any conditions precedent nor to have established any course of dealing.

                                   ARTICLE IV
                                SECURITY INTEREST

         4.01. SECURITY INTERESTS IN COLLATERAL. As security for all present and future obligations of Company and its Subsidiaries to Lender, whether or not arising under this Agreement, and of whatever kind, now due or to become due, absolute or contingent, joint or several, Company hereby grants to Lender a continuing security interest and Lien on the following assets of Company, whether now owned or hereafter acquired and wherever located (collectively, "Collateral"):

         (a)      all of Company's Accounts;

         (b)      all of Company's Inventory;

         (c) all of Company's other goods, equipment, fixtures and furniture; and

         (d) all insurance policies and proceeds relating to the foregoing; all books and records relating to the foregoing; and all proceeds and products of the foregoing.


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         4.02. DUTIES RELATING TO COLLATERAL. So long as this Agreement is in effect or any amounts are owing to Lender, Company agrees that it shall, and shall cause each of its Subsidiaries to:

         (a) Keep accurate and complete records of the Consolidated Collateral; keep all books and records relating to the Consolidated Collateral at Company's address specified under or pursuant to Section 8.02 hereof; and provide at least 30 days advance written notice to Lender of any change in the location of any such books and records;

         (b) Promptly report and pay all Taxes and other charges against the Consolidated Collateral; maintain a perfected, first priority Lien in favor of Lender in the Consolidated Collateral, subject only to other Liens permitted hereunder; and discharge all other Liens that from time to time attach to or are asserted against the Consolidated Collateral;

         (c) Pay all transportation and storage charges on the Consolidated Collateral; and pay all rents and other amounts, if any, for the use of premises on which any of the Consolidated Collateral is kept; and

         (d) Take all actions appropriate for the collection and enforcement of Accounts, and for the perfection of any liens securing Accounts; permit Lender upon reasonable request to contact Account obligors to verify information provided by Company or its Subsidiaries, and assist Lender in such verification process; and after a Default or Event of Default, not adjust, settle or compromise the amount, payment or performance of any obligations relating to Accounts, without the prior consent of Lender.

         4.03. INSURANCE OF COLLATERAL. Company shall, and shall cause each of its Subsidiaries to, keep all Inventory insured for full value against all insurable risks, on terms and with insurers reasonably acceptable to Lender, and with Lender as the loss payee, assignee or additional insured, as appropriate. Company shall provide notice to Lender in writing at least 10 days before changing or canceling any policy. Each policy shall require the insurer to give not less than 30 days prior written notice to Lender of cancellation, and shall provide that Lender's interest will not be impaired by any act or neglect of Company, its Subsidiaries or any other Person nor by any use of the premises for purposes more hazardous than are permitted by the policy.

         4.04. FURTHER ASSURANCES. Company shall, and shall cause its Subsidiaries to, execute such financing statements and other instruments and agreements, and shall take such actions, as Lender shall request from time to time to evidence or perfect any Lien granted under the Loan Papers. Unless prohibited by Law, Company authorizes Lender to execute and file any financing statement or other instrument or agreement on behalf of Company or its Subsidiaries for the foregoing purposes. The parties agree that a copy of this Agreement, any Guaranty of a Subsidiary Guarantor, or any financing statement may be filed as a financing statement in any appropriate jurisdiction, to the extent permitted by Law.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         Company represents and warrants that the following are true and correct:

         5.01. ORGANIZATION AND QUALIFICATION. Each of Company and its Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of organization. Each of Company and its Subsidiaries is qualified to do business in all jurisdictions where the nature of its business or Properties require such qualification. Each Subsidiary of Company is listed on Exhibit C hereto.

         5.02. DUE AUTHORIZATION; VALIDITY. The Board of Directors of Company has duly authorized the execution, delivery and performance of its Loan Papers. No consent of any shareholders of Company is required as a prerequisite to the validity and enforceability of its Loan Papers. Company has full legal right, power and authority to execute, deliver and perform under its Loan Papers. Such Loan Papers constitute the legal, valid and binding obligations of Company, enforceable in accordance with their terms (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, or similar Laws or principles of equity affecting creditors' rights generally).

         5.03. GUARANTIES. Each Subsidiary Guarantor has full legal right, power and authority to execute, deliver and perform under its Loan Papers. The Board of Directors or members of each Subsidiary Guarantor have duly authorized the execution, delivery and performance of its Loan Papers. No consent of any shareholders or members of a Subsidiary Guarantor is required as a prerequisite to the validity and enforceability of its Loan Papers. Each Guarantor's Loan Papers constitute the legal, valid and binding obligation of such Guarantor, enforceable in accordance with their terms(subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, or similar Laws or principles of equity affecting creditors' rights generally).

         5.04. CONFLICTING AGREEMENTS AND OTHER MATTERS. The execution or delivery of any Loan Papers, and performance thereunder, do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien on any Properties of Company or any Subsidiary Guarantor under, or require any consent, approval or action by or notice to any Governmental Body or other Person (other than consents already obtained) pursuant to, the articles of incorporation, bylaws or other organizational documents of Company or any Subsidiary Guarantor, or any Law or material agreement to which Company, any Subsidiary Guarantor or any of their Properties is subject.

         5.05. FINANCIAL STATEMENTS. The financial statements of Company and its Subsidiaries delivered to Lender fairly present Company's and its Subsidiaries' results of operation, and Company's and its Subsidiaries financial conditions as of the dates and for the periods shown, all in accordance with GAAP. Company's financial statements (and notes thereto) reflect all material liabilities, direct and contingent, of Company and its Subsidiaries that are required to be disclosed in accordance with GAAP. None of Company and its Subsidiaries has material Contingent Liabilities, liabilities for Taxes, forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments that are not reflected in such financial statements. Each of Company and its Subsidiaries is Solvent. To the best of Company's knowledge, each Individual Guarantor, at the time of execution and delivery of his Guaranty, is Solvent.

         5.06. LITIGATION. Except as disclosed to Lender, there is no Litigation pending or, to the best of Company's knowledge, threatened against Company or any of its Subsidiaries on the date hereof that involves a claim for damages or reasonably expected potential liability of $500,000 or more. There is no pending or, to the best of Company's knowledge, threatened Litigation against Company or any of its Subsidiaries that could result in a Material Adverse Change.

         5.07. LAWS REGULATING INCURRENCE OF DEBT. No proceeds of any Advance will be used directly or indirectly to acquire any securities, without the prior written consent of Lender. No Advance will be used to purchase or carry margin stock (as defined in applicable Federal Reserve regulations), nor to extend credit to others to do so. None of Company or its Subsidiaries is subject to regulation under any Law that prohibits or restricts its incurrence of Debt in any material respect.

         5.08. LICENSES, TITLE TO PROPERTIES, ETC. Each of Company and its Subsidiaries possesses all material Licenses and is not in violation thereof in any material respect. Each of Company and its Subsidiaries has full power, authority and legal right to own and operate its Properties, and to conduct its business. Each of Company and its Subsidiaries has good and indefeasible title (fee or leasehold, as applicable) to its Properties, subject to no Lien of any kind, except as permitted hereunder. None of Company and its Subsidiaries is in violation of its articles of incorporation, bylaws or other organizational documents, any award of any arbitrator, or any Law or material agreement to which Company, any of its Subsidiaries or any of their Properties is subject. No business or Property of Company or its Subsidiaries is affected by any strike, lock-out or other labor dispute, material casualty, earthquake, embargo or act of God. No event or circumstance has occurred or exists that constitutes or could reasonably be expected to constitute a violation of, or breach or default under, Company's settlement agreement with Brunswick Corporation.

         5.09. OUTSTANDING DEBT AND LIENS. Company and its Subsidiaries have no outstanding Debt, Contingent Liabilities or Liens, except as expressly permitted hereunder.

         5.10. TAXES. Each of Company and its Subsidiaries has filed all Tax returns and reports which are required to be filed, and has paid all Taxes, to the extent due and payable. All Tax liabilities of Company and its Subsidiaries are adequately provided for on their books (including interest and penalties) and adequate reserves have been established therefor in accordance with GAAP. Except as disclosed to Lender, no taxing authority has notified Company or any of its Subsidiaries of any material deficiency in a Tax return nor asserted any material Tax liability in excess of that already paid.

         5.11. EMPLOYEE BENEFITS. All employee benefits are provided in accordance with all applicable Laws. Each Plan satisfies the minimum funding standards under all applicable laws, and has no accumulated deficiency. None of Company or its Subsidiaries has incurred any withdrawal liability nor engaged in any prohibited transaction with respect to a Plan. None of Company or its Subsidiaries has failed to make any payment to a Plan as required under applicable laws, and no reportable event (as defined under ERISA) has occurred. None of Company or its Subsidiaries has received any notice from any Governmental Body or administrator of any potential termination of a Plan, and no circumstance or event exists that could constitute grounds for the termination of or appointment of a trustee to administer any Plan.

         5.12. ENVIRONMENTAL LAWS. Company has delivered to Lender copies of all environmental studies and reports conducted or received by Company or its Subsidiaries in connection with any of their Properties. All Licenses have been obtained or filed that are required under any Environmental Laws, unless the failure to obtain or file same could not result in a Material Adverse Change. No Hazardous Materials are generated or produced at or in connection with any Properties or operations of Company or its Subsidiaries, and no Hazardous Materials in any material amounts are released onto any Properties of Company or its Subsidiaries.

         5.13. DISCLOSURE. None of Company and its Subsidiaries has made a material misstatement of fact, or failed to disclose any fact necessary to make the facts disclosed not misleading, to Lender during the course of application for and negotiation of this Agreement or otherwise in connection with any transactions contemplated hereby. There is nothing known to Company or its Subsidiaries that could materially adversely affect Company's or any of its Subsidiaries' financial condition, Properties or business operations, or that could result in a Material Adverse Change, which is not set forth herein or in notices hereafter delivered to Lender.

                                   ARTICLE VI
                                    COVENANTS

         So long as this Agreement is in effect or any amounts are owing to Lender, Company agrees as follows:

         6.01.    FINANCIAL COVENANTS; GUARANTIES.

         (a) Company shall maintain a Current Ratio of at least 1.20 to 1 at all times following completion of the IPO.

         (b) Company shall maintain a Leverage Ratio of not more than 2.75 to 1 at the end of each month ending on or after completion of the IPO.

         (c) Company shall maintain an Fixed Charges Coverage Ratio of at least 1.0 to 1 at the end of each month.

         (d) Prior to consummation of an IPO satisfying the next sentence, Company shall cause each principal of any dealership acquired by or merged into or consolidated with Company or any of its Subsidiaries to deliver to Lender a guaranty in form and substance satisfactory to Lender, within 15 days following the acquisition, merger or consolidation. Lender shall release all Guaranties of Individual Guarantors upon Company's completion of an IPO without material deviation from the pro-forma financial statements delivered to Lender prior to the date hereof.

         6.02. DEBT; OPERATING LEASES. Company shall not, and shall not permit any of its Subsidiaries to, incur, assume or be liable in any manner for any Debt, except (a) Debt under the Loan Papers, (b) existing Debt shown on Exhibit B hereto, (c) Capital Leases and Debt incurred to acquire equipment used in Company's or the Subsidiary's business (including refinancings thereof), in an amount not to exceed $1,000,000 in the aggregate at any time, (d) Debt incurred, assumed or otherwise owing by Company its Subsidiaries in connection with an acquisition or merger, as approved by Lender in its reasonable discretion, (e) other Debt subordinated to repayment of amounts owing hereunder on terms satisfactory to Lender, and otherwise acceptable to Lender in its sole discretion, and (f) trade payables incurred and paid in the ordinary course of business. Company and its Subsidiaries shall not enter into or be party to Operating Leases requiring total rental payments during any fiscal year in excess of $2,000,000 in the aggregate.

         6.03. CONTINGENT LIABILITIES. Company shall not, and shall not permit any of its Subsidiaries to, incur, assume or be liable in any manner for any Contingent Liabilities, except (a) those resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, or (b) Contingent Liabilities of Company and its Subsidiaries relating to Debt secured solely by real property of Company and its Subsidiaries, and in existence on the date hereof, (c) existing Contingent Liabilities shown on Exhibit B hereto, (d) Contingent Liabilities of Company created in connection with an acquisition or merger, as approved by Lender in its reasonable discretion, and (e) Contingent Liabilities of Company for obligations of its direct or indirect wholly-owned Subsidiaries.

         6.04. LIENS. Company shall not, and shall not permit any of its Subsidiaries to, create or suffer to exist any Lien upon any of its Properties, except (a) Liens hereunder, (b) Liens on real estate securing existing Debt, as shown on Exhibit B hereof, (c) Liens effected by or relating to Capital Leases or other Debt permitted under Section 6.02(c) hereof, encumbering only the assets leased thereunder or acquired with proceeds thereof, (d) Liens satisfactory to Lender securing Debt or Contingent Liabilities permitted under
Section 6.02(d) or (e) hereof, or Section 6.03(b) hereof, and (e) Tax, mechanics' and materialmen's Liens relating to amounts that are not yet due and payable, or that are being contested in good faith by appropriate proceedings, for which adequate reserves have been established.

         6.05. AMENDMENT OF ORGANIZATIONAL DOCUMENTS; IPO. Company shall not, and shall not permit any of its Subsidiaries to, amend or modify, or permit the amendment or modification of, its articles of incorporation, bylaws or other organizational documents in any material respect, without the prior written consent of Lender (which will not be unreasonably withheld). The IPO shall be completed not later than September 30, 1998, without material deviation from the financial statements delivered to Lender prior to the date hereof, and otherwise on terms reasonably satisfactory to Lender.

         6.06. LAWS, LICENSES AND MATERIAL AGREEMENTS.

         (a) Company shall, and shall cause its Subsidiaries to, obtain and comply in all material respects with all applicable Laws and Licenses. Company and its Subsidiaries shall maintain all Plans such that the representation and warranty in Section 5.11 hereof is true at all times.

         (b) Company shall, and shall cause its Subsidiaries to, maintain and comply in all material respects with all material agreements necessary or appropriate for their businesses and Properties, other than defaults arising under due on sale clauses in mortgages and deeds of trust securing the Debt shown on Exhibit B hereto. Company shall comply with its settlement agreement with Brunswick Corporation in all material respects. Company shall not take any action or suffer to exist any circumstance that could violate, or constitute a breach under or grounds for termination of, such agreement.


         6.07. DISPOSITION OF ASSETS. Company shall not, and shall not permit any of its Subsidiaries to, sell, transfer, encumber or lease any of their assets, except (a) sales or leases of Inventory in the ordinary course of business, (b) dispositions of obsolete or useless assets, (c) transfers of Inventory between wholly-owned Subsidiaries of Company, and (d) dispositions of Retail Paper in the ordinary course of business. Upon any sale of

Retail Paper by Company or any of its Subsidiaries in the ordinary course of business, Lender's Liens in such Retail Paper shall be automatically released, without any further action by Lender.

         6.08. MERGERS; INVESTMENTS; BUSINESS. Company shall not, and shall not permit any Subsidiary of Company to, merge into, consolidate with or make any Investment in any Person, permit any other Person to merge into or consolidate with it, or form or acquire any new Subsidiary, without Lender's prior written consent (which shall not be unreasonably withheld), except mergers or consolidations of a wholly-owned Subsidiary of Company with or into Company or another wholly-owned Subsidiary. Lender expressly acknowledges that it is Company's growth strategy to pursue strategic acquisitions that are beneficial to its business. Within 15 days after Company's acquisition or formation of any direct or indirect Subsidiary hereafter, Company shall deliver to Lender a revised Exhibit C hereto, and shall cause the new Subsidiary to deliver a Guaranty and Lien filings in form and substance satisfactory to Lender. None of Company and its Subsidiaries shall change the nature of its business as now conducted.

         6.09. INSURANCE. Except as otherwise required by Section 4.03 hereof, Company shall, and shall cause each Subsidiary to, (a) keep its insurable Properties adequately insured at all times by financially sound and reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, (b) maintain in full force and effect public liability and workers compensation insurance, in amounts customary for such similar companies to cover normal risks, by insurers satisfactory to Lender, and (c) maintain such other insurance as may be required by Law or reasonably requested by Lender. Company shall deliver evidence of renewal of each insurance policy on or before the date of its expiration, and from time to time shall deliver to Lender, upon demand, evidence of the maintenance of such insurance. Company shall promptly deliver to Lender copies of all reports provided to insurers by Company or any of its Subsidiaries.

         6.10. INSPECTION RIGHTS. Company shall, and shall cause its Subsidiaries to, permit Lender, upon reasonable notice and during normal business hours, to examine and make copies of and abstracts from any of their books and records, to inspect their Properties and to discuss their affairs with any of their directors, officers, managerial employees or accountants, all as Lender may reasonably request.

         6.11. RECORDS; CHANGES IN GAAP; YEAR 2000 COMPATIBILITY. Company shall, and shall cause its Subsidiaries to, keep adequate books and records in conformity with GAAP. Company shall not change its fiscal year nor change, or permit any of its Subsidiaries to change, its method of financial accounting except in accordance with GAAP. In connection with any change in accounting methods resulting from a change in GAAP, Company and Lender shall make appropriate alterations to the covenants set forth in Section 6.01 hereof, reflecting such change. Company shall take all action necessary to assure that its and its Subsidiaries' computer-based systems are able to operate and effectively process data having dates on or after January 1, 2000.

         6.12. REPORTING REQUIREMENTS.  Company shall furnish to Lender:

         (a) By the 15th day of each month, a Borrowing Base Certificate prepared on a consolidated basis for Company and its Subsidiaries as of the close of business for the preceding month and accompanied by detailed Inventory, accounts payable aging and receivable aging reports, in form and substance satisfactory to Lender and certified as true and complete by an officer of Company;

         (b) As soon as available and in any event within 20 days after the end of each month, a balance sheet and statement of income of Company and its Subsidiaries for such month and for the portion of the fiscal year ending with such month, prepared on a consolidated basis in accordance with GAAP in reasonable detail, and certified by an officer of Company (in a manner satisfactory to Lender) as fairly presenting the financial condition and results of operations of Company and its Subsidiaries, together with a Compliance Certificate;

         (c) As soon as available and in any event within 120 days after the end of each fiscal year of Company, an audited balance sheet and statements of income and cash flows of Company and its Subsidiaries for such fiscal year, prepared on a consolidated basis in accordance with GAAP in reasonable detail and accompanied by an unqualified opinion of independent certified public accountants acceptable to Lender, together with a Compliance Certificate;

         (d) Promptly upon receipt thereof, copies of all material reports or letters submitted to Company or any of its Subsidiaries by any auditors or accountants in connection with any annual, interim or special audit;

         (e) As soon as possible but at least 60 days prior to the commencement of each fiscal year, a monthly business plan of Company and its Subsidiaries for such year, including a projected balance sheet and income statements, accompanied by a statement of assumptions and certified by an officer of Company in a manner acceptable to Lender;

         (f) Promptly upon the filing thereof, copies of all filings made by Company or any of its Subsidiaries with the Securities and Exchange Commission;

         (g) As soon as possible and in any event within five Business Days after knowledge thereof by an officer of Company or any of its Subsidiaries, a notice of the occurrence of any material Default or material Event of Default, setting forth the details thereof, and the action being taken or proposed to be taken with respect thereto;

         (h) As soon as possible and in any event within five Business Days, notice of any Litigation pending or threatened against Company or any of its Subsidiaries which, if determined adversely, could result in damages in excess of $500,000 or more or any other Material Adverse Change, together with a statement of an officer of Company describing the allegations of such Litigation, and the action being taken or proposed to be taken with respect thereto;

         (i) Promptly after filing or receipt thereof, copies of all reports and notices that Company or any of its Subsidiaries furnishes to or receives from any holders of any Debt or Contingent Liability relating to a material breach, default or event of default thereunder, or otherwise relating to any event or circumstance that could result in a material Default or material Event of Default; and

         (j) Promptly upon request, such information concerning the Borrowing Base, Accounts, Inventory, Company's, its Subsidiaries' or any Individual Guarantor's financial condition, Properties, business, affairs or prospects, and other matters, as Lender may from time to time reasonably request.

         6.13. TRANSACTIONS WITH AFFILIATES. Except as permitted herein, Company shall not, and shall not permit any of its Subsidiaries to, enter into or be party to a transaction with an Affiliate (except Company or a direct or indirect wholly-owned Subsidiary of Company), except on terms no less favorable than could be obtained on an arm's-length basis with a Person that is not an Affiliate. Company shall not, and shall not permit any of its Subsidiaries to, make any loans or advances to any of its officers, shareholders or other Affiliates (except a direct or indirect wholly-owned Subsidiary of Company), except advances made for customary travel expenses incurred in the conduct of Company's business. Company shall not, and shall not permit any of its Subsidiaries to, make any loans or advances to any Subsidiary of Company, unless such Subsidiary is directly or indirectly wholly-owned by Company and has executed a Guaranty and Lien filings in favor of Lender, in form and substance satisfactory to Lender.

                                   ARTICLE VII
                                EVENTS OF DEFAULT

         7.01. EVENTS OF DEFAULT. Each of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of Law or otherwise:

         (a) Company shall fail to pay any principal owing hereunder when due; or Company or any Guarantor shall fail to pay any interest or other amounts payable under any Loan Papers within 15 days after the due date therefor;

         (b) Any material representation or warranty of Company or any Guarantor made in connection with this Agreement or any transactions contemplated hereby shall be incorrect or misleading in any material respect when given;

         (c) Company or any Guarantor shall fail to perform or observe any other term or covenant contained in any of their respective Loan Papers, and such default shall not be cured within 30 days after the earlier of knowledge thereof by an officer of Company or such Guarantor, as applicable, or after written notice of the default is delivered by Lender to Company, but if the default is subject to cure and the cure is being diligently pursued by appropriate means at the end of such 30 days, then Company or Guarantor, as applicable, shall have an additional 30 days thereafter to complete the cure;

         (d) Any provision of any Loan Papers shall, for any reason, not be valid and binding on Company or any Guarantor; any Guarantor shall not have had full legal right, power and capacity to execute, deliver and perform under his or its Guaranty, when such Guaranty was delivered to Lender; any Guarantor shall not have been Solvent when he or it delivered his or its Guaranty to Lender; any Guarantor shall revoke, terminate or repudiate his or its Guaranty, or any Guaranty shall, for any reason, not be valid and binding on the applicable Guarantor, except due to the Guaranty's release pursuant to Section 6.01(d) hereof; or any breach, default or event of default shall occur or exist under any Loan Papers after any applicable grace period;

         (e) Any of the following shall occur: (i) Company or any Guarantor shall make an assignment for the benefit of creditors, be insolvent or unable to pay its debts as they come due, cease doing business as a going concern or cease to be Solvent; (ii) Company or any Guarantor shall petition any Governmental Body for the appointment of a trustee, receiver or liquidator of it or any of its assets, or shall commence any proceedings under any bankruptcy, reorganization, insolvency, moratorium, liquidation or other debtor relief Laws;
(iii) any petition shall be filed, or any such proceedings shall be commenced, against Company or any Guarantor under any such Laws and the same is not dismissed or otherwise discharged within 90 days, or an order, judgment or decree shall be entered approving such petition or appointing any trustee, receiver or liquidator for Company or any Guarantor, or any of their assets; or
(iv) any final order, judgment or decree shall be entered decreeing Company's or any Guarantor's dissolution, split-up or divestiture of assets;

         (f) Any lender(s) under any of the real estate Debt shown on Exhibit B hereto shall declare such Debt due and payable prior to its stated maturity as a result of breach of a due-on-sale clause, and such action shall result in a Material Adverse Change; Company or any of its Subsidiaries shall fail to make any payment when due with respect to any other Debt or Contingent Liability of $500,000 or more in the aggregate, and such failure shall continue after any applicable grace period; Company or any of its Subsidiaries shall fail to observe any term or condition of any agreement relating to any other Debt or Contingent Liability of $500,000 or more in the aggregate, and such failure shall continue after any applicable grace period; or any such other Debt or Contingent Liability shall be declared to be due and payable, or required to be prepaid, prior to the stated maturity thereof;

         (g) Company and its Subsidiaries shall have any final judgment(s) outstanding against them for the payment of $1,000,000 or more in excess of insurance, and such judgment(s) shall remain unstayed and unpaid for over 30 days;

         (h) There shall be an issuance of an order of attachment against Company, any of its Subsidiaries or any material portion of their Properties, or there shall be damage to or destruction of a substantial part of Company's or any of its Subsidiaries' assets that is not covered by insurance;

         (i) Any investigation or proceeding shall be instituted against Company or any of its Subsidiaries under or with respect to any Environmental Laws that could reasonably be expected to result in any penalty, fine, remediation costs or other damages of $1,000,000 or more in excess of insurance;

         (j) Company shall have any material change in its management, without prior consent of Lender, or there shall be a Change in Control; or

         (k)      Lender shall determine that there has been a Material Adverse
Change.

         7.02. REMEDIES UPON DEFAULT. If an Event of Default described in
Section 7.01(e) hereof shall occur with respect to Company, all amounts owing to Lender shall, to the extent permitted by applicable Law, become immediately due and payable without any action by Lender, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby waived to the fullest extent permitted by Law. If any other Event of Default shall occur and be continuing, Lender may do any one or more of the following from time to time:

         (a) Declare all Advances, interest and other amounts owing to Lender immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby waived to the fullest extent permitted by Law;

         (b)      Terminate or reduce the Commitment; and/or

         (c) Exercise any other Rights afforded under any agreement, by Law, at equity or otherwise, including those Rights of a secured party under the Uniform Commercial Code in effect in any jurisdiction where the Collateral is kept. Such Rights shall include the right to cancel any Committed Advances, to direct Company to return any Inventory to a vendor or manufacturer thereof for credit or refund, to enter any of Company's premises with or without legal process, but without force, and/or to take possession of and remove Collateral, and books and records relating to Collateral. At Lender's request during an Event of Default, Company will assemble, prepare for removal and make available to Lender at a place to be designated by Lender which is reasonably convenient to both parties such items of Collateral as Lender may from time to time request. During the continuance of an Event of Default, Lender may take control of any funds generated by the Collateral, notify Account obligors to make payment to an account or location designated by Lender, and in Lender's name or Company's name, demand, collect, receipt for, settle, compromise, sue for, repossess, accept returns of, foreclose or realize upon any Collateral, including without limitation Accounts and related instruments and security therefor. Company waives any and all rights that it may have to a notice prior to seizure by Lender of any Collateral. Ten days written notice of a public sale date or the date after which a private sale may occur shall be a reasonable notice. Lender shall not be chargeable with responsibility for the accuracy or validity of any document or for the existence or value of any Collateral, and shall not be liable for failure to collect any amounts owing on an Account or instrument. Company waives all relief from all appraisement, valuation, deficiency or exemption laws now in force or hereafter enacted. LENDER SHALL NOT BE LIABLE FOR ANY ACT OR OMISSION OF ITS OFFICERS, AGENTS OR EMPLOYEES, ABSENT GROSS NEGLIGENCE OR WILFUL MISCONDUCT.

         7.03. POWER OF ATTORNEY. Company hereby irrevocably appoints Lender, including any officer or employee of Lender as Lender may designate, as Company's true and lawful attorney-in-fact with power of substitution to do the following acts on behalf of Company during the continuance of any Event of
Default: to prepare, execute and deliver in the name of Company security instruments, financing statements, lien filings and certificates of title relating to Collateral; to endorse Company's name upon any notes, checks, drafts, money orders and other forms of instruments made payable to Company and relating to Collateral; and generally to perform all acts and do all things necessary and proper in connection with the transactions contemplated hereby or in discharge of the powers hereby conferred, including the making of affidavits and the acknowledgment of instruments as fully as if done by Company. The foregoing powers are coupled with an interest and shall be irrevocable, as long as the Commitment or any obligations of Company to Lender remain outstanding.

         7.04. CUMULATIVE RIGHTS. All Rights available to Lender under the Loan Papers shall be cumulative of and in addition to all other Rights under any other agreement, at Law or in equity. The acceptance by Lender at any time and from time to time of partial payment of any amount owing under any Loan Papers shall not be deemed to be a waiver of any Event of Default then existing.No waiver by Lender of an Event of Default shall be deemed to be a waiver of any Event of Default other than such Event of Default. No delay or omission by Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.


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
         7.05. PERFORMANCE BY LENDER; EXPENDITURES. Should any covenant of Company fail to be performed in accordance with the terms of the Loan Papers, Lender may, at its option, attempt to perform such covenant on behalf of Company. It is expressly understood, however, that Lender does not assume and shall never have any liability or responsibility for the performance of any obligations of Company. Any amounts expended or incurred by Lender in the performance of any such act or in the enforcement of this Agreement (including reasonable attorneys' fees) shall constitute part of the obligations secured hereunder, will bear interest at the default rate hereunder and will be payable upon demand.

         7.06. CONTROL. None of the provisions hereof shall be deemed to give Lender any right to exercise control over the affairs and/or management of Company or any of its Subsidiaries, which the parties agree is retained by Company and its Subsidiaries.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.01. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of any Loan Papers, nor consent to any departure by Company or any Guarantor therefrom, shall be effective unless the same shall be in writing and signed by Lender, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         8.02. NOTICES. Unless otherwise provided herein, all notices, demands and other communications under the Loan Papers shall be in writing and shall be personally delivered, sent by telecopy or telex (answerback received), or sent by certified mail, postage prepaid, to the following addresses:

         (a)      If to Company or any of its Subsidiaries:

                  MarineMax, Inc.
                  18167 U.S. 19 North, Suite 499
                  Clearwater, Florida  33764
                  Attention:  Michael McLamb
                  Fax:  (813) 531-0123

                  with a copy to:

                  Robert S. Kant
                  O'Connor, Cavanagh, Anderson, Killingsworth & Beshears One East Camelback Road, Suite 1100
                  Phoenix, Arizona  85012-1656
                  Fax:  (602) 263-2900

         (b)      If to Lender:

                  NationsCredit Distribution Finance, Inc.
                  1000 Holcomb Woods Parkway, Suite 240
                  Roswell, Georgia  30076
                  Attention:  Marine Group Operations Manager
                  Fax:  (770) 643-3178

         Or to such other address as any party shall hereafter designate in written notice to the other party. All notices, demands and other communications will be effective when so personally delivered or sent by telecopy or telex, or five days after being so mailed; provided, however, that notices to Lender pursuant to Article II hereof shall only be effective when received.

         8.03. PARTIES IN INTEREST. The Loan Papers shall bind and inure to the benefit of the parties hereto, and their successors and assigns. Lender may from time to time assign its rights or obligations hereunder, but Company may not assign or transfer its rights or obligations hereunder (whether voluntarily or by operation of Law), without the prior written consent of Lender.

         8.04. COSTS, EXPENSES AND TAXES. Company agrees to pay on demand (a) all costs and expenses (including reasonable attorneys' fees) of Lender in connection with any extension, modification, waiver or release of any Loan Papers, and (b) all costs and expenses of Lender incurred in any work-out or enforcement of any Loan Papers, including reasonable attorneys' fees and the costs and expenses of environmental or other consultants. Company shall pay any stamp, debt, recordation, withholding and other Taxes payable in connection with any Loan Papers or payments thereunder (other than Taxes on the overall net income of Lender), and agrees to save Lender harmless from and against all liabilities relating to any Taxes. All payments by Company shall be made free and clear of and without deduction for any Taxes of any nature now or hereafter existing.

         8.05. INDEMNIFICATION BY COMPANY. COMPANY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS LENDER, ITS AFFILIATES, AND ALL OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, ATTORNEYS AND ASSIGNS, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN PAPERS, ANY TRANSACTION RELATED HERETO OR THERETO, OR ANY ACT, OMISSION OR TRANSACTION OF COMPANY, ANY GUARANTOR OR ANY OF THEIR AFFILIATES, OR ANY OF THEIR DIRECTORS,OFFICERS, AGENTS, EMPLOYEES OR REPRESENTATIVES; PROVIDED, HOWEVER, THAT COMPANY SHALL NOT INDEMNIFY, DEFEND AND HOLD HARMLESS ANY INDEMNIFIED PERSON FOR LOSSES OR DAMAGES THAT COMPANY PROVES WERE CAUSED BY SUCH PERSON'S WILLFUL MISCONDUCT, GROSS NEGLIGENCE OR OTHER NEGLIGENCE. LENDER SHALL NOT BE LIABLE TO COMPANY OR ANY GUARANTOR FOR ANY CONSEQUENTIAL DAMAGES. This indemnity shall survive repayment of Company's obligations to Lender.

         8.06. HAZARDOUS WASTE INDEMNIFICATION. Company shall indemnify and hold harmless Lender, its Affiliates, and all of their directors, officers, employees, representatives, agents, successors, attorneys and assigns, from and against any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, manufacture, treatment, production, storage, release, threatened release, discharge, disposal or presence of any Hazardous Materials on, under or about Company's or any Guarantor's property or operations or property leased to Company or any Guarantor, including but not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). This indemnity shall survive repayment of Company's obligations to Lender.

         8.07. DISCLAIMER OF WARRANTY. COMPANY ACKNOWLEDGES THAT LENDER HAS MADE NO EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY INVENTORY OR OTHER CONSOLIDATED COLLATERAL, INCLUDING ANY WARRANTY OF MERCHANTABILITY. COMPANY IRREVOCABLY WAIVES ANY CLAIMS AGAINST LENDER WITH RESPECT TO THE INVENTORY AND OTHER CONSOLIDATED COLLATERAL WHETHER FOR BREACH OF WARRANTY OR OTHERWISE. Any such claims shall not alter, diminish or otherwise impair Company's or any Guarantor's liabilities or obligations to Lender under the Loan Papers. Lender does not assume any obligations of Company or its Subsidiaries relating to the Inventory, any Accounts, any contract obligations, or any other obligations or duties arising from the Consolidated Collateral.

         8.08. RATE PROVISION. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall Company or any Guarantor be obligated to pay any amount in excess of the maximum amount of interest permitted under applicable Law. If from any circumstance Lender shall ever receive anything of value deemed excess interest under applicable Law, an amount equal to such excess shall be applied to the reduction of the principal amount of outstanding Advances and any remainder shall be refunded to the payor.

         8.09. SEVERABILITY; COUNTERPARTS. If any provision of any Loan Papers is held to be illegal, invalid or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, and the Loan Papers shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof. This Agreement and the other Loan Papers may be executed in any number of counterparts.

         8.10. GOVERNING LAW. This Agreement and the other Loan Papers shall be governed by and construed in accordance with the laws of the State of Georgia. The state and federal courts located in Atlanta, Georgia, including the U.S. District Court for the Northern District of Georgia, shall have jurisdiction to determine any claim or dispute pertaining to this Agreement. The parties expressly submit and consent to such jurisdiction, and waive any claim of inconvenient forum.

         8.11. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY THE LAWS OF ANY FORUM STATE, THE PARTIES HERETO WAIVE ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OTHER LOAN PAPERS OR ANY RELATED MATTERS.

         8.12. ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, this Loan and Security Agreement is executed as of the date first set forth above.


                                        MARINEMAX, INC.


                                        By       /s/ Michael H. McLamb
                                           -------------------------------------
                                           Title:


                                        NATIONSCREDIT DISTRIBUTION FINANCE, INC.


                                       By       /s/ C. Thomas Anderson
                                           -------------------------------------
                                           Title:


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